UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 13, 2017

GREAT BASIN SCIENTIFIC, INC.

 (Exact name of registrant as specified in its charter)

Delaware	001-36662	83-0361454
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

420 E. South Temple, Suite 520, Salt Lake City, UT

(Address of principal executive offices)

84111

(Zip code)

(888) 333-9763

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).   Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.Entry into a Material Definitive Agreement.

New Non-Convertible Senior Note Offering to Finance Potential Sale of Some or All of the Assets of the Company

On September 13, 2017, Great Basin Scientific, Inc. (OTCQB:GBSN), a molecular diagnostics company (the “Company”) retained FTI Capital Advisors, LLC (“FTICA”), the investment banking subsidiary of FTI Consulting, as its exclusive financial advisor to provide the Company with strategic advice regarding the potential sale of some or all of the assets of the Company.   If the Company is unable to consummate a sale to acquire some or all of the assets of the Company, the Company may be forced to cease operations entirely and may seek bankruptcy protection.

On September 27, 2017, the Company entered into certain Securities Purchase Agreements, each by and between the Company and a holder (each, an “Investor”) of the Company’s Series A Senior Secured Convertible Notes (the “Series A Notes”), pursuant to which the Investors, in the aggregate, acquired $2,772,541 in aggregate principal amount of non-convertible senior secured notes (the “New Senior Notes”) as follows:

•	The Investors, in the aggregate, acquired $685,000 in aggregate principal amount of Initial New Senior Notes for an aggregate cash payment to the Company of $685,000; and
•

The Investors, in the aggregate, exchanged $2,087,541 in aggregate principal amount and accrued interest of New Series A Notes into $2,087,541 in aggregate principal amount of Initial New Senior Notes.

The $685,000 in aggregate cash proceeds to the Company from the sale of the New Senior Notes will be used primarily to finance the search for a buyer to acquire some or all of the assets of the Company.

Description of New Senior Notes

The following summary description of the material terms of the New Senior Notes does not purport to be complete and is qualified in its entirety by the text of the form of the New Senior Note attached as Exhibit 4.1 to this Current Report on Form 8-K, the text of the form of Securities Purchase Agreements attached as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated by reference to this Item 1.01 and the text of the form of Pledge and Security Agreement attached as Exhibit 10.3 to this Current Report on Form 8-K and incorporated by reference to this Item 1.01.

Ranking and Security Interest

The New Senior Notes are senior secured obligations of the Company, secured through a pledge and security agreement (the “Security Agreement”) with the lead investor, in its capacity as collateral agent for all holders of the New Senior Notes. The Security Agreement creates a first priority security interest in all of our personal property of every kind and description, tangible or intangible, whether currently owned and existing or created or acquired in the future. We agreed to certain conditions on our maintenance and use of the collateral, including but not limited to the location of equipment and inventory, the condition of equipment, the payment of taxes and prevention of liens or encumbrances, the maintenance of insurance, the protection of intellectual property rights, and limitations on transfers and sales.

Upon the occurrence of an “Event of Default” under this Security Agreement, the collateral agent will have certain rights including taking control of the collateral and, in certain circumstances, selling the collateral to cover obligations owed to the holders of the New Senior Notes pursuant to its terms.

Maturity Date

Unless earlier redeemed, the New Senior Notes mature on the earlier to occur of (x) October 22, 2017 (“Maturity Date”), subject to the right of the investors to extend the date (i) if an event of default under the New Senior Notes has occurred and is continuing or any event shall have occurred and be continuing that with the passage of time and the failure to cure would result in an event of default under the New Senior Notes and (ii) after the consummation of a change of control transaction if certain events occur and (y) the occurrence of a bankruptcy event.

Interest

The New Senior Notes bear interest at the rate of 10% per annum (or 12% per annum during the existence and continuance of an event of default).

Company Optional Redemption

The Company may, at any time at its option, with written notice to holder of New Senior Note, redeem all or any portion of the New Senior Notes (including all accrued and unpaid interest thereon), in cash, at a price equal to the greater of (i) 100% of the amount being redeemed, and (ii) such other price agreed to in writing by the Company and certain holders of New Senior Notes.

Events of Default

The New Senior Notes contain standard and customary events of default including but not limited: (i) failure to make payments when due under the New Senior Notes; and (ii) bankruptcy or insolvency of the Company.

If an event of default occurs, each holder may require us to redeem all or any portion of the New Senior Notes (including all accrued and unpaid interest thereon), in cash, at a price equal to 125% of the amount being redeemed.

Fundamental Transactions

The New Senior Notes prohibit us from entering into specified transactions involving a change of control, unless the successor entity assumes in writing all of our obligations under the New Senior Notes under a written agreement.

In the event of transactions involving a change of control, the holder of a New Senior Note will have the right to require us to redeem all or any portion of the New Senior Note it holds (including all accrued and unpaid thereon) at a price equal 125% of the amount of the New Senior Note being redeemed.

Subsequent Placements

If the Company consummates a subsequent offering, each holder of a New Senior Note may pay up to 10% of the purchase price of securities offered in such subsequent offering by exchanging such portion of its New Senior Note as payment of such securities.

Refinancing or Repayment in a Bankruptcy

If the Company commences a bankruptcy case (the "Chapter 11 Case") in a United States Bankruptcy Court (the "Bankruptcy Court") pursuant to chapter 11 of title 11 of the United States Code and a holder of a New Senior Note provides a debtor in possession financing loan (a “DIP Loan”), then the portion of the New Senior Notes purchased with cash shall be repaid or refinanced by the DIP Loan.

Releases

In connection with this offering, the Company has provided each Investor with a release of any and all claims that the Company may have against such Investor.

Waiver Agreement

In connection with the grant of security interest to the New Senior Notes, the holders of the New Series A Notes and New Series B Notes entered into a Waiver Agreement (the “Waiver”) pursuant to which the required holders agreed, among other things, (x) to subordinate all indebtedness, obligations, liens and liabilities of the Company under the New Series A Notes and New Series B Notes to all indebtedness, obligations, liens and liabilities of the Company under the New Senior Notes and (y) to waive any restrictions within the New Series A and New Series B Notes to incur certain indebtedness and liens related to the issuance of the New Senior Notes and the grant of the related security interest thereon.

The foregoing summary description of the material terms of the Waiver Agreement does not purport to be complete and is qualified in its entirety by the text of the form of the Waiver Agreement attached as Exhibit 10.4 to this Current Report on Form 8-K and incorporated by reference to this Item 1.01

New Forbearance Agreement

On August 16, 2017 Hudson Bay Master Fund Ltd. (“Hudson Bay”) delivered an Event of Default Redemption Notice in accordance with the terms of Section 4(b) of its New Series A Note.  On August 21, 2017 the Company and Hudson Bay entered into a Forbearance Agreement (the “Original Forbearance Agreement”), wherein Hudson Bay agreed to forbear from exercising any of the remedies during a 15 day forbearance period, but solely with respect to the specified event of default; provided, however, that such forbearance did not apply to, and did not limit, the right of the Holder to charge interest at a default rate in accordance with the New Series A Note at any time after the date of the delivery of such redemption notice.  In exchange for the forbearance, the Company provided Hudson Bay with a release of any and all claims that the Company may have against Hudson Bay.

The foregoing summary of terms of the Original Forbearance Agreement does not purport to be complete and is qualified in its entirety by the text of the Original Forbearance Agreement attached to the Company’s Current Report on Form 8-K dated August 22, 2017.

On September 27, 2017, the Company entered into a new Forbearance Agreement (the “New Forbearance Agreement”) on substantially identical terms to the Original Forbearance Agreement, but extending the forbearance therein until October 22, 2017 (or such earlier date that a Forbearance Termination Event (as defined in the New Forbearance Agreement) has occurred).

The foregoing summary description of the material terms of the New Forbearance Agreement does not purport to be complete and is qualified in its entirety by the text of the form of the New Forbearance Agreements attached as Exhibit 10.5 and 10.6 to this Current Report on Form 8-K and incorporated by reference to this Item 1.01

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent required by Item 2.03 of Form 8-K, the information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, the Company has not filed its Quarterly Report on Form 10-Q for the quarter ended June 30, 2017, which was due on August 14, 2017.  The Company has until September 28, 2017 to file this report to maintain eligibility for the OTCQB market.  The Company will not be able to file its Quarterly Report on Form 10-Q for the quarter ended June 30, 2017 by the September 28, 2017 deadline and its OTCQB securities will be downgraded to the OTC Pink Market.

Item 3.02.Unregistered Sales of Equity Securities.

To the extent required by Item 3.02 of Form 8-K, the information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein. The offer and sale of the securities disclosed in Item 1.01 is exempt from registration under the Securities Act pursuant to the provisions of Section 3(a)(9) thereof as securities exchanged by the issuer with its existing security holders exclusively where no commission or other remuneration is paid or given directly or indirectly for soliciting such exchange.

Item 3.03.Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 9.01.Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Exhibit Title or Description

4.1*	Form of New 2017 Secured Note.

10.1*	Form of September 2017 Securities Purchase Agreement with Hudson Bay.

10.2*	Form of September 2017 Securities Purchase Agreement with Other Investors.

10.3*	Form of September 2017 Pledge and Security Agreement.

10.4*	Form of Waiver Agreement.

10.5*	Form of New Forbearance Agreement with Hudson Bay.

10.6*	Form of New Forbearance Agreement with Other Investors.

10.7*	Form of Subordination Agreement – Spring Forth Investments.

10.8*	Form of Subordination Agreement – Utah Autism Foundation.

10.9	Original Forbearance Agreement dated August 21, 2017 (1).

*Filed herewith.

(1)	Filed as exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on August 22, 2017 and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT BASIN SCIENTIFIC, INC.

Date: September 28, 2017	By:	/s/ Ryan Ashton
Ryan Ashton
President and Chief Executive Officer